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                                                                     Exhibit 3.4









                                     BY-LAWS


                                       OF


                            THE WARWICK SAVINGS BANK
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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                                   ORGANIZATION...................................................1

                                   ARTICLE II

                                                   SHAREHOLDERS...................................................1

Section 1.        Annual Meetings.................................................................................1
Section 2.        Special Meetings................................................................................1
Section 3.        Notice of Meetings..............................................................................1
Section 4.        Waiver of Notice................................................................................2
Section 5.        Fixing of Record Date...........................................................................2
Section 6.        Quorum..........................................................................................2
Section 7.        Conduct of Meetings.............................................................................2
Section 8.        Proxies.........................................................................................3
Section 9.        Voting; Voting of Shares in the Name of Two or More Persons.....................................3
Section 10.       Inspectors of Election..........................................................................3
Section 11.       Procedure for Nominations.......................................................................4
Section 12.       New Business....................................................................................4


                                   ARTICLE III

                                                   CAPITAL STOCK..................................................4

Section 1.        Certificates of Stock...........................................................................4
Section 2.        Transfer Agent and Registrar....................................................................5
Section 3.        Registration and Transfer of Shares.............................................................5
Section 4.        Lost, Destroyed and Mutilated Certificates......................................................5
Section 5.        Holder of Record................................................................................6


                                   ARTICLE IV

                                                BOARD OF DIRECTORS................................................6

Section 1.        Responsibilities; Number of Directors...........................................................6
Section 2.        Qualifications..................................................................................6
Section 3.        Mandatory Retirement............................................................................6
Section 4.        Regular and Annual Meetings.....................................................................6
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Section 5.        Special Meetings................................................................................6
Section 6.        Conduct of Meetings.............................................................................7
Section 7.        Notice of Meetings; Waiver of Notice............................................................7
Section 8.        Quorum and Voting Requirements..................................................................7
Section 9.        Resignation.....................................................................................7
Section 10.       Removal.........................................................................................8
Section 11.       Vacancies.......................................................................................8
Section 12.       Compensation....................................................................................8


                                    ARTICLE V

                                                    COMMITTEES....................................................8

Section 1.        Standing Committees.............................................................................8
Section 2.        Executive Committee.............................................................................9
Section 3.        Audit Committee.................................................................................9
Section 4.        Compensation Committee.........................................................................10
Section 5.        Other Committees...............................................................................10


                                   ARTICLE VI

                                                     OFFICERS....................................................11

Section 1.        Designation of Executive Officers..............................................................11
Section 2.        Term of Office and Removal.....................................................................11
Section 3.        Chairman of the Board..........................................................................11
Section 4.        Chief Executive Officer........................................................................11
Section 5.        President......................................................................................12
Section 6.        Chief Operating Officer........................................................................12
Section 7.        Vice Presidents.  .............................................................................12
Section 8.        Secretary......................................................................................12
Section 9.        Treasurer......................................................................................12
Section 10.       Other Officers.   .............................................................................13
Section 11.       Compensation of Officers.......................................................................13


                                   ARTICLE VII

                                               AMENDMENTS OF BY-LAWS.............................................13
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                                     BY-LAWS

                                       OF

                            THE WARWICK SAVINGS BANK




                                    ARTICLE I

                                  ORGANIZATION

                  This corporation shall be known as The Warwick Savings Bank (the "Bank"). The principal office of the Bank shall be located in the State of New York, in the County of Orange, in the Village of Warwick. Subject to applicable banking laws and any required approval of the Superintendent of Banks of the State of New York (the "Superintendent"), the Bank may also have other offices at such other places as the Board of Directors (the "Board") may from time to time designate or the business of the Bank may require.


                                   ARTICLE II

                                  SHAREHOLDERS

                  SECTION 1. ANNUAL MEETINGS. The annual meeting of shareholders of the Bank for the election of directors and the transaction of any other business as may properly come before such meeting shall be held each year on a date to be fixed by the Board, but in no event later than April 30th of any year, at such time and at such place in a city, town or village in which any office of the Bank is located.

                  SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman, if one has been elected by the Board, the Chief Executive Officer or by resolution of at least three-fourths of the entire Board, and shall be called by the Chairman, if one has been elected, the President or the Secretary of the Bank upon the written request of the holders of three-fourths of all the outstanding capital stock of the Bank entitled to vote at the meeting. Special meetings shall be held at such time and at such place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

                  SECTION 3. NOTICE OF MEETINGS. Written notice stating the place, day and hour of any meeting of shareholders and the purpose or purposes for which the meeting is called shall be delivered to each shareholder of record entitled to vote at such meeting, either personally or by mail, not less than 10 nor more than 50 days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the shareholder at his or her address as it appears on the stock transfer books
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                                       -2-

or records of the Bank as of the record date prescribed in Section 5 of this
Article II, or at such other address as the shareholder shall have furnished in writing to the Secretary of the Bank. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of shareholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting need be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned. However, if, after adjournment, the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record on the new record date.

                  SECTION 4. WAIVER OF NOTICE. Notice of any annual or special meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

                  SECTION 5. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose, the Board shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 50 days and, in the case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 5, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof.

                  SECTION 6. QUORUM. The holders of a majority of the shares of the capital stock of the Bank issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except as otherwise provided by law, these By-Laws or the Restated Organization Certificate of the Bank. If less than a majority of such shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. When a quorum is once present to organize a meeting, such quorum is not broken by the subsequent withdrawal of any shareholders.

                  SECTION 7. CONDUCT OF MEETINGS. The Chairman shall serve as chairman at all meetings of the shareholders or, if a Chairman has not been elected by the Board or the Chairman is absent or otherwise unable to so serve, the President shall serve as chairman. If the President is absent or otherwise unable to so serve, such other person as shall be appointed by a majority of the entire Board shall serve as chairman at any meeting of shareholders held in such absence. The Secretary of the Bank or, if the Secretary is absent or otherwise unable to so serve, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the shareholders in accordance with the best
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                                       -3-

interests of the Bank and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate. The chairman of the meeting shall also have the authority to adjourn the meeting from time to time and from place to place as he or she may deem necessary and in the best interests of the Bank.

                  SECTION 8. PROXIES. Each shareholder entitled to vote at any meeting may vote either in person or by proxy. All proxies shall be in writing, signed by the shareholder or by his or her duly authorized attorney-in-fact, and shall be filed with the Secretary of the Bank before being voted. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a shareholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Bank may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

                  SECTION 9. VOTING; VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. Except for the election of directors or as otherwise provided by law or the Restated Organization Certificate of the Bank, at all meetings of shareholders all matters shall be determined by a majority vote of the shareholders present and entitled to vote thereat. Directors shall, except as otherwise required by law or the Restated Organization Certificate of the Bank, be elected by a plurality of the votes cast by the shareholders entitled to vote in the election.

                  When ownership of shares stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the shareholders of the Bank any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. If an attempt is made to cast conflicting votes, in person or by proxy, by several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present, in person or by proxy, at such meeting. If such conflicting votes are evenly split on any particular matter, each faction may vote the securities in question proportionally or any person voting the shares, or a beneficiary, if any, may apply to the Supreme Court of New York or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the court.

                  SECTION 10. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting. The duties of the inspectors of election shall include: determining the number of shares outstanding and the voting power of each share, the shares represented at the meeting, the existence of a quorum and the
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                                       -4-

validity and effect of proxies; receiving votes, ballots or consents; hearing and deciding all challenges and questions arising in connection with the right to vote; counting and tabulating all votes, ballots or consents; determining the results; and doing such acts as are proper to the conduct of the election or the vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to a reasonable compensation for his or her services, to be paid by the Bank.

                  SECTION 11. PROCEDURE FOR NOMINATIONS. The Board, or a committee appointed by the Board, shall select the nominees for election as directors of the Bank. Except in the case of a nominee substituted as a result of the death, incapacity, withdrawal or other inability to serve of a nominee, the Board shall deliver written nominations to the Secretary of the Bank at least 30 days prior to the date of the annual meeting. Provided the Board, or a committee appointed by the Board, makes such nominations, no nominations for directors except those made by the Board or such committee shall be voted upon at the annual meeting of shareholders unless other nominations by shareholders are made in accordance with the provisions of this Section 11. Nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of the Bank entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of the Bank.

                  SECTION 12. NEW BUSINESS. Any new business to be taken up at the annual meeting at the request of the Chairman, if one has been elected by the Board, or the President shall be stated in writing and filed with the Secretary of the Bank at least 15 days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting. Any proposal offered by any shareholder who is not a director or executive officer of the Bank may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Bank. This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Bank, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Bank under the proxy rules of the Federal Deposit Insurance Corporation or any other rule or regulation to omit a shareholder's proposal from the Bank's proxy materials.


                                   ARTICLE III

                                  CAPITAL STOCK

                  SECTION 1. CERTIFICATES OF STOCK. Certificates evidencing ownership of shares of stock of the Bank shall be in such form as shall be approved by the Board, provided that each
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                                       -5-

certificate shall, when issued, state upon the face thereof (a) that the Bank is a corporation organized under the laws of the State of New York; (b) the name of the person to whom the certificate is issued; (c) the number of shares, class and series, if any, that the certificate represents; and (d) the par value of each share represented by the certificate; and further provided that each certificate shall, when issued, state upon the back thereof the existence of any supermajority voting provisions in the Restated Organization Certificate of the Bank required to be noted on such certificate under Section 6016 of the Banking Law of the State of New York (the "Banking Law"). Each certificate shall further state that the Bank will furnish to any shareholder upon request and without charge a statement of the rights and preferences of the shares of each class or series of stock, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue and shall be signed by the Chairman, if one has been elected, the President and the Secretary or any Assistant Secretary, and the seal of the Bank or a facsimile thereof shall be impressed, affixed or reproduced thereon. If the certificates are signed by a Transfer Agent acting on behalf of the Bank, or are registered by a Registrar, the signatures of the officers of the Bank may be facsimile signatures. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Bank, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Bank, such certificate or certificates may nevertheless be adopted by the Bank and be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such officer or officers of the Bank.

                  SECTION 2. TRANSFER AGENT AND REGISTRAR. The Board shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

                  SECTION 3. REGISTRATION AND TRANSFER OF SHARES. Subject to the provisions of the Restated Organization Certificate of the Bank, the name of each person owning a share of the capital stock of the Bank shall be entered on the books of the Bank together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Bank shall be transferable on the books of the Bank by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such guarantee or proof of the authenticity of the signature as the Bank or its agents may reasonably require and with proper evidence of payment of all applicable transfer taxes. A record shall be made of each transfer.

                  SECTION 4. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any shares of stock of the Bank shall immediately notify the Bank of any loss, theft, destruction or mutilation of the certificates therefor. The Bank may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Bank of the loss, theft or destruction of the certificate, and, in the case of mutilation, the surrender of the mutilated certificate. The Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Bank a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of New York.

                  SECTION 5. HOLDER OF RECORD. The Bank shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

                  SECTION 1. RESPONSIBILITIES; NUMBER OF DIRECTORS. The business and affairs of the Bank shall be under the direction of its Board. The Board shall consist of not less than 7 nor more than 20 directors. Within the foregoing limits, the number of directors shall be determined by resolution of the Board.

                  SECTION 2. QUALIFICATIONS. Each director shall be at least 18 years of age and at least one-half of the directors shall be citizens of the United States at the time of their election and during their continuance in office.

                  SECTION 3. MANDATORY RETIREMENT. No director shall serve beyond the last day of the year in which he or she reaches his or her 75th birthday. However, a director on attaining age 75 shall be eligible for election as Director Emeritus.

                  SECTION 4. REGULAR AND ANNUAL MEETINGS. An annual meeting of the Board for the election of officers shall be held, without notice other than these By-Laws, immediately after, and at the same place as, the annual meeting of the shareholders of the Bank, or at such other time or place within 25 days following the annual meeting of shareholders as the Board may fix by resolution. The Board shall hold at least 10 regular meetings per year and shall be required to meet at least twice during any three consecutive months during the calendar year. For these purposes, the annual meeting shall be considered a regular meeting. The Board may provide, by resolution, the time and place for the holding of regular meetings of the Board without notice other than such resolution.

                  SECTION 5. SPECIAL MEETINGS. Special meetings of the Board may be called at any time by or at the request of the Chairman, if one has been elected, or the President. Special meetings of the Board shall also be convened by the Secretary upon the written request of at least three directors. The persons authorized to call special meetings of the Board shall give notice of such meetings in the manner prescribed by these By-Laws and may fix any place, within or without the Bank's regular business area, as the place for holding any special meeting of the Board
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                                       -7-

called by such persons. No business shall be conducted at a special meeting other than that specified in the notice of meeting.

                  SECTION 6. CONDUCT OF MEETINGS. Meetings of the Board shall be presided over by the Chairman, if a Chairman has been elected by the Board, or such other director or officer as the Chairman shall designate. If a Chairman has not been elected by the Board or the Chairman is absent or otherwise unable to preside over the meeting, the presiding officer shall be the President. If the President is absent or otherwise unable to preside over the meeting, the presiding officer shall be the then senior member of the Board in terms of length of service on the Board. The Secretary, or in the absence or disability of the Secretary, a person appointed by the Chairman (or other presiding person), shall act as secretary of the meeting. The Chairman (or other presiding person) shall conduct all meetings of the Board in accordance with the best interests of the Bank and shall have the authority and discretion to establish reasonable procedural rules for the conduct of Board meetings. Any one or more directors may participate in a meeting of the Board or committee thereof by means of a conference telephone or communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

                  SECTION 7. NOTICE OF MEETINGS; WAIVER OF NOTICE. At least 24 hours' notice of meetings shall be given to each director if given in person or by telephone, telegraph, telex, facsimile, TWX or other electronic transmission, and at least two business days notice of meetings shall be given if notice is given in writing and delivered by courier or by postage-prepaid mail. The purpose of any special meeting shall be stated in the notice. Such notice shall be deemed given when sent or given to any such mail or courier service or company providing electronic transmission service. Any director may waive notice of any meeting by filing a signed waiver of notice with the Secretary of the Bank, whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting if the director does not protest, prior thereto or at its commencement, the lack of notice to such director.

                  SECTION 8. QUORUM AND VOTING REQUIREMENTS. A quorum at any meeting of the Board shall consist of not less than a majority of the entire Board or such greater number as shall be required by law, these By-Laws or the Restated Organization Certificate of the Bank. In no case shall such number be less than six. If less than a quorum is present, the majority of those directors present may adjourn the meeting to another time and place without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Except as otherwise provided by law, the Restated Organization Certificate of the Bank or these By-Laws, a majority vote of the directors present at a meeting, if a quorum is present at the time of such vote, shall constitute an act of the Board.

                  SECTION 9. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Bank addressed to the Chairman, if one has been elected, or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

                  SECTION 10. REMOVAL. Notwithstanding any other provision of the Restated Organization Certificate of the Bank or these By-Laws, any director or the entire Board of the Bank may be removed at any time, but only for cause and only by the affirmative vote of the holders of record of not less than 80% of the outstanding shares of capital stock of the Bank entitled to vote generally in the election of directors at a meeting of the shareholders called for that purpose. For purposes of this Section 10, conduct worthy of removal for "cause" shall mean (a) conduct as a director of the Bank or a subsidiary of the Bank that involves willful material misconduct, breach of fiduciary duty involving personal pecuniary gain or gross negligence in the performance of duties or (b) conduct, whether or not as a director of the Bank or a subsidiary of the Bank, that involves dishonesty or breach of fiduciary duty and is punishable by imprisonment for a term exceeding one year under state or federal law.

                  SECTION 11. VACANCIES. Subject to the limitations prescribed by law, the Restated Organization Certificate of the Bank and these By-Laws, all vacancies in the office of director, including vacancies created by newly created directorships resulting from an increase in the number of directors, shall be filled by the shareholders, except that vacancies not exceeding one-third of the entire Board may be filled by the affirmative vote of a majority of the directors then holding office. No person shall be elected a director unless nominated at a previous regular or special meeting, called for that purpose, upon the recommendation of the Board, or a committee appointed by the Board. Any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his successor shall be elected and qualified.

                  SECTION 12. COMPENSATION. The compensation of the directors of the Bank shall be fixed by the Board.


                                    ARTICLE V

                                   COMMITTEES

                  SECTION 1. STANDING COMMITTEES. At each annual meeting of the Board, the directors shall designate from their own number, by resolution adopted by a majority of the entire Board, the following committees:

                  (a)      Executive Committee

                  (b)      Audit Committee

                  (c)      Compensation Committee

which shall be standing committees of the Board. The Chairman, if one has been elected, shall be a member of, and the Chief Executive Officer and the President shall be ex-officio members of, with power to vote on all matters, the Executive Committee. The Board shall appoint a director to fill any vacancy on any committee of the Board. The members of the committees shall serve at the pleasure of the Board.

                  SECTION 2. EXECUTIVE COMMITTEE. The Executive Committee shall consist of six members, none of whom shall be an officer or salaried employee of the Bank or its subsidiaries, and such ex-officio or other members as shall be appointed by Board resolution or these By-Laws. The membership of the Executive Committee shall consist of the Chairman, if one has been elected, the President, the General Counsel, provided the General Counsel is a Board member, and three other members of the Board, or, if the General Counsel is not a Board member, then four other members of the Board. If no Chairman has been elected, then one additional member of the Board shall be appointed to the Executive Committee. There shall also be elected at the annual meeting a first, second and third alternate member of the Executive Committee, who shall act in the absence of members of the Executive Committee upon the call of the Chairman, or, if no Chairman has been elected, the President.

                  The Chairman shall serve as chairman of the Executive Committee or, if no Chairman has been elected, the President shall serve as chairman of the Executive Committee. In the absence of the chairman of the Executive Committee, the committee shall designate from among its membership a person to preside at any meeting held in such absence. The Executive Committee shall designate, from its membership or otherwise, a secretary who shall report to the Board at its next regular meeting all proceedings and actions taken by the Executive Committee. The Executive Committee shall meet as necessary at the call of the Chairman or, in the absence of the Chairman, at the call of a majority of the members of the Executive Committee.

                  Four members of the Executive Committee shall constitute a quorum for the transaction of business. The vote of a majority present at any meeting, including the chairman of the committee, who shall be eligible to vote, shall constitute the action of the Executive Committee.

                  The Executive Committee shall, to the extent not inconsistent with applicable law or these By-Laws, exercise all the powers of the Board in the intervals between the meetings of the Board. The Executive Committee shall generally oversee the affairs of the Bank and shall exercise such other powers not reserved by the Board or delegated to officers or to other committees. The Executive Committee shall also consider proposals from management in relation to the election of officers and shall make recommendations to the Board in relation to those nominated to officer positions.

                  SECTION 3. AUDIT COMMITTEE. The Audit Committee shall consist of at least four members, none of whom shall be an officer or salaried employee of the Bank or its subsidiaries, an attorney who receives a fee or other compensation for legal services rendered to the Bank or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. At any regular meeting of the Board, any director who is otherwise eligible to serve on the Audit Committee may be elected to fill a vacancy that has occurred on the Audit Committee.

The Board shall designate one member of the committee to serve as chairman of the committee. Three members of the Audit Committee shall constitute a quorum for the transaction of business.

                  The Audit Committee shall meet annually at the call of the chairman of the committee, at a date not less than six months after the prior examination and may hold such additional meetings as the chairman of the committee may deem necessary, to examine, or cause to be examined, the records and affairs of the Bank to determine its true financial condition, and shall present a report of examination to the Board at the Board's next regular meeting following the meeting of the Audit Committee and shall present a copy thereof to the Superintendent, all in conformity with the provisions of the Banking Law. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee. The Audit Committee shall make, or cause to be made, such other examinations as it may deem advisable or whenever so directed by the Board and shall report thereon in writing at a regular meeting of the Board. The Audit Committee shall make recommendations to the Board in relation to the employment of accountants and independent auditors and arrange for such other assistance as it may deem necessary or desirable. The Audit Committee shall review and evaluate the procedures and performance of the Bank's internal auditing staff.

                  SECTION 4. COMPENSATION COMMITTEE. The Compensation Committee shall consist of at least three (3) members, none of whom shall be an officer or salaried employee of the Bank or its subsidiaries, as shall be appointed by Board resolution or these By-Laws. The Board shall designate one member of the committee to serve as chairman of the Compensation Committee, who shall have the authority to adopt and establish procedural rules for the conduct of all meetings of the committee.

                  The Compensation Committee shall meet annually at the call of the chairman of the committee, and may hold such additional meetings as the chairman may deem necessary. A quorum shall consist of at least one-third of the voting members of the Compensation Committee, and in no event less than two (2) voting members of the committee. The vote of a majority of the voting members present at any meeting, including the chairman of the committee who shall be eligible to vote, shall constitute the action of the Compensation Committee. The committee shall appoint, from its membership or otherwise, a secretary who shall cause to be kept written minutes of all meetings of the committee.

                  The Compensation Committee shall be responsible for recommending to the Board the compensation, employment arrangements and benefit programs for officers of the Bank and its subsidiaries.

                  SECTION 5. OTHER COMMITTEES. The Board may, by resolution adopted by a majority of the entire Board at any meeting, authorize such other committees as from time to time it may deem necessary or appropriate for the conduct of the business of the Bank. The members of each committee so authorized shall be appointed by the Board from members of the Board or employees of the Bank. Each such committee shall exercise such powers as may be assigned by the Board to the extent not inconsistent with these By-Laws or the Restated Organization

Certificate of the Bank. The Chairman, if one has been elected, and the President shall be ex-officio members, with power to vote on all matters, of all appointed committees.

                                   ARTICLE VI

                                    OFFICERS

                  SECTION 1. DESIGNATION OF EXECUTIVE OFFICERS. The Board shall, at each annual meeting, elect a President and a Secretary, and may elect a Chairman and such other officers as the Board from time to time may deem necessary or the business of the Bank may require. The Board shall designate either the Chairman or the President as the Chief Executive Officer, and may designate the President or an Executive Vice President to be the Chief Operating Officer. Any number of offices may be held by the same person except that no person may simultaneously hold the offices of President and Secretary.

                  The election of all officers shall be made only by a vote of a majority of the entire Board. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent regular meeting or at a special meeting called for that purpose, in the same manner above provided. Each person elected shall have such authority, bear such title and perform such duties as provided in these By-Laws and as the Board may prescribe from time to time. All officers elected or appointed by the Board shall assume their duties immediately upon their election and shall hold office at the pleasure of the Board. Whenever a vacancy occurs among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided.

                  SECTION 2. TERM OF OFFICE AND REMOVAL. Each officer shall serve until his or her successor is elected and duly qualified, the office is abolished or he or she is removed. Any officer may be removed at any regular or special meeting of the Board called for that purpose, with or without cause, by an affirmative vote of a majority of the entire Board.

                  SECTION 3. CHAIRMAN OF THE BOARD. The Chairman, if one has been elected by the Board, may be the Chief Executive Officer of the Bank and shall, subject to the direction of the Board, oversee all of the major activities of the Bank and its subsidiaries. The Chairman shall preside at all meetings of the shareholders; preside at all meetings of the Board and the Executive Committee; make recommendations to the Board regarding appointments to all committees; and sign instruments in the name of the Bank.

                  SECTION 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Bank, subject to the direction of the Board, shall be responsible for assuring that the policy decisions of the Board are implemented as formulated. The Chief Executive Officer shall be responsible, in consultation with such officers and members of the Board as he deems appropriate, for planning the growth of the Bank. The Chief Executive Officer shall be responsible for shareholder relations, relations with investments bankers, other similar financial institutions and financial advisors, and shall be empowered to designate officers of the Bank and its subsidiaries to assist in such activities. The Chief Executive Officer shall be principally responsible for exploring opportunities for mergers, acquisitions and new business. The Chief Executive Officer shall have the general supervision and direction of all of the Bank's officers, subject to and consistent with policies enunciated by the Board. The Chief Executive Officer shall under authority given to him, sign instruments in the name of the Bank. The Chief Executive Officer shall have such other powers as may be assigned to him by the Board, its committees or, if a Chairman other than the Chief Executive Officer is elected by the Board, the Chairman. The Chief Executive Officer shall be a member ex-officio, with power to vote on all matters, of all committees of the Board, except the Audit Committee and the Compensation Committee.

                  SECTION 5. PRESIDENT. The President shall be the Chief Executive Officer or the Chief Operating Officer of the Bank, as determined by the Board, and shall be subject to the direction of the Board. The President shall perform such duties as from time to time may be assigned to him by these By-Laws, the Board, or, if elected by the Board, the Chairman. The President shall be a member ex-officio, with power to vote on all matters, of all committees of the Board, except the Audit Committee and the Compensation Committee.

                  In the absence of or disability of the Chairman, or if the office of the Chairman is vacant by reason of death, resignation, failure of the Board to elect a Chairman or otherwise, the President or such other person who the Board shall designate, shall exercise the powers and perform the duties which otherwise would fall upon the Chairman.

                  SECTION 6. CHIEF OPERATING OFFICER. The Chief Operating Officer shall have the general supervision and direction of all of the Bank's operations and personnel, subject to and consistent with policies enunciated by the Board and the direction of the Chief Executive Officer. The Chief Operating Officer shall, under authority given to him, sign instruments in the name of the Bank. The Chief Operating Officer shall have such other powers and duties as may be assigned to him by the Board, its committees or the Chief Executive Officer.

                  SECTION 7. VICE PRESIDENTS. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents may be appointed by the Board to perform such duties as may be prescribed by these By-Laws, the Board or the Chief Executive Officer and the Chief Operating Officer as permitted by the Board.

                  SECTION 8. SECRETARY. The Secretary shall attend all meetings of the Board and of the shareholders and shall record, or cause to be recorded, all votes and minutes of all proceedings of the Board and of the shareholders in a book or books to be kept for that purpose. The Secretary shall perform such executive and administrative duties as may be assigned by the Board or the President. The Secretary shall have charge of the seal of the Bank, shall submit such reports and statements as may be required by law or by the Board, shall conduct all correspon dence relating to the Board and its proceedings and shall have such other powers and duties as are generally incident to the office of Secretary and as may be assigned to him or her by the Board or the Chief Executive Officer.

                  SECTION 9. TREASURER. The Treasurer shall be the chief accounting officer of the Bank and shall be responsible for the maintenance of adequate systems and records. The

Treasurer shall also be the chief financial officer of the Bank and shall keep a record of all assets, liabilities, receipts, disbursements and other financial transactions and shall see that all expenditures are made in accordance with procedures duly established from time to time by the Board. The Treasurer shall make such reports as may be required by the Board or as are required by law.

                  SECTION 10. OTHER OFFICERS. Other officers appointed by the Board shall have such authority and shall perform such duties as may be assigned to them, from time to time, by the Board or the Chief Executive Officer.

                  SECTION 11. COMPENSATION OF OFFICERS. The compensation of all officers shall be fixed from time to time by the Board, upon the recommendation of the Compensation Committee. The salary of each officer for each calendar year shall be fixed at the meeting of the Board held in December of the previous year. No motion to change the salary of an officer of the Bank shall be voted upon unless, at a previous regular or special meeting of the Board, notice of the proposed change shall have been given.


                                   ARTICLE VII

                              AMENDMENTS OF BY-LAWS

                  These By-Laws, except as provided by law or the Restated Organization Certificate of the Bank, or as otherwise set forth in these By-Laws, may be amended or repealed by the Board or by vote of the shareholders entitled to vote in the election of directors; provided, however, that no amendment to these By-Laws shall be made by the Board unless notice of the proposed amendment shall have been given at the previous meeting of the Board. Notwithstanding the foregoing, any provision of these By-Laws that contains a supermajority voting requirement shall only be altered, amended, rescinded, or repealed by a vote of the Board or the shareholders entitled to vote thereon that is not less than the supermajority specified in such provision.